                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934
                                   -----------

                                 Date of Report
                  (Date earliest event reported): June 28, 2001

                                   -----------

                               STEELCLOUD COMPANY

             (Exact Name of Registrant as Specified in Its Charter)


          Commonwealth of Virginia                    5060                               54-1890464
      (State or Other Jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer Identification Number)
               Incorporation               Classification Code Number)
              or Organization)



                                   -----------

         1306 Squire Court, Sterling Virginia 20166 Tel. (703) 450-0400 (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                   -----------

                                 Thomas P. Dunne
                             Chief Executive Officer
                               SteelCloud Company
                                1306 Squire Court
                            Sterling, Virginia 20166
                                 (703) 450-0400
                (Name, Address Including Zip Code, and Telephone
               Number, Including Area Code, of Agent For Service)
                                   -----------



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Item 5.  Other Events

(a) In August 2000, the Company's former legal counsel filed a claim against the Company for approximately $343,087 plus accrued interest for legal fees and costs. In response to the claim, the Company filed a counter claim for professional malpractice and breach of fiduciary duty. In June 2001, the Company reached a settlement with its former legal counsel whereby both parties agree to drop all claims against the other, release each other from liability and waive the payment of all outstanding claims. The Company will reverse the liability that had been previously recorded for this claim.



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-k to be signed on its behalf by the undersigned thereunto duly authorized.



Date:         June 28, 2001


                                       STEELCLOUD COMPANY


                                       By: /s/  Thomas P. Dunne
                                           ------------------------------------
                                           Thomas P. Dunne,
                                           Chief Executive Officer


                                       By: /s/  Kevin M. Murphy
                                           ------------------------------------
                                           Kevin M. Murphy,
                                           Vice President Finance